Exhibit 99.1

NORTHERN EXPLORATION ISSUES NATURAL GAS PRICE FORECAST AND ENTERS INTO AN OPTION PURCHASE AGREEMENT WITH DOMINUS ENERGY, A.G.

SCOTTSDALE, AZ -- /MARKETWIRE/ -- JULY 28TH, 2009 - NORTHERN EXPLORATIONS LTD. (OTCBB: NXPN) ("Northern," "Norex" or the "Company") confirms its commitment to seeking optimum priced small to medium level gas projects, and provides below our estimate of natural gas spot pricing over the next year.

The Company continues to be bullish in its estimates for natural gas prices and points not only to the energy futures and the option pricing on the longer term delivery dates, but notes that the four top executives from Southwestern Energy, EOG Resources, Range Resources, and XTO Energy share similar views based on fundamental data. All agreed, during a panel discussion earlier this year, that prices could be expected to range between $6 and $10 per Mcf in 2010, due to production trail-off in response to lower rig counts.

XTO chairman Bob Simpson looks for $7 to $10 long term. XTO estimates U.S. gas production will fall 10% to 12% year-over-year by December 2009-and this will outstrip the recent softening in demand.

Range Resources CEO John Pinkerton indicated that the longer term outlook is for $7 to $8/Mcf. He further warns that without IDC tax deductions (intangible drilling costs), less capital will go into the ground, delaying any production ramp-up.

Norex believes that the declining rig counts and rate of decline curves of the largest suppliers will lead to a market balance prior to the winter season and could buoy gas prices back to the $5-plus range by calendar year-end.

Beyond that, the Company plans to identify and make strategic acquisitions consisting of realistic overriding royalty interest leave-backs such that greater revenue percentages are available to the working interest partners. Indications from property owners are that they understand the market bottom requires them to soften their demand for overriding royalties and be realistic in their expectations.

The Company also announced today that it has entered into an option purchase agreement with Dominus Energy, A.G., a Swiss corporation ("Dominus"), to acquire gas wells in the Adams-Baggett field in Crockett County, Texas. Dominus and the Company have effectively terminated and released themselves from the acquisition agreement announced in early June 2009. Due to the difficulties encountered with delays in financing arising from current economic and industry conditions, including a recent decline in gas prices, the parties have postponed the acquisition and instead have entered into the option purchase agreement which management believes could result in the Company's acquisition of the wells and other assets, within 90 days, at terms more favorable to the Company.

ABOUT NOREX ENERGY (NORTHERN EXPLORATIONS LTD.) (OTCBB: NXPN)

Norex Energy (Northern Explorations Ltd.) is an energy exploration company currently developing natural gas projects across North America. The Company has acquired working interests in natural gas drilling prospects located in California, and is pursuing projects in Texas.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS." STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE. SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHER THINGS, THE DEVELOPMENT, COSTS AND RESULTS OF OUR EXPLORATION PROGRAM AT OUR PROPERTIES AND ANY ANTICIPATED FUTURE PRODUCTION. ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN ANY FORWARD-LOOKING STATEMENTS DUE TO NUMEROUS FACTORS. SUCH FACTORS INCLUDE, AMONG OTHERS, THE INHERENT UNCERTAINTIES ASSOCIATED WITH
PETROLEUM  EXPLORATION  AND  DEVELOPMENT  STAGE  EXPLORATION  COMPANIES.   THESE
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FORWARD-LOOKING  STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND WE
ASSUME NO OBLIGATION TO UPDATE THE FORWARD-LOOKING  STATEMENTS, OR TO UPDATE THE
REASONS  WHY  ACTUAL   RESULTS   COULD  DIFFER  FROM  THOSE   PROJECTED  IN  THE
FORWARD-LOOKING STATEMENTS. ALTHOUGH WE BELIEVE THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS PRESS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THAT SUCH BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSULT ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSURE OUTLINED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE MOST RECENT FISCAL YEAR, OUR QUARTERLY REPORTS ON FORM 10-Q AND OTHER PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

SOURCE: Northern Explorations Ltd.

To find out more about Norex Energy or Northern Explorations Ltd. (OTCBB: NXPN), visit our website at www.norexenergyinc.com.

Information: (866) 570-9822